UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Origin Investment Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

CapitaGreen, Level 24, 138 Market St Singapore (Address of principal executive offices)	043946 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one ordinary share and one-half of one redeemable warrant	The Nasdaq Stock Market LLC

Ordinary share, $0.0001 par value per share	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-284189 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Not Applicable

(Title of class)

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-A/A amends and restates in its entirety the information set forth in the Registration Statement on Form 8-A previously filed by Origin Investment Corp I (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 1, 2025.

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are the units, ordinary shares, par value $0.0001 per share, and redeemable warrants, with each whole warrant exercisable for one ordinary share of the Company. The description of the units, ordinary shares and redeemable warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-284189), originally filed with the SEC on January 10, 2025, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 1, 2025	ORIGIN INVESTMENT CORP I

	By:	/s/ Yung-Hsi (“Edward”) Chang
	Name:	Yung-Hsi (“Edward”) Chang
	Title:	Chief Executive Officer